UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  December 22, 2015

30DC, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-30999	16-1675285
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

80 BROAD STREET, 5TH FLOOR, NEW YORK, NY 10004

(Address of Principal Executive Offices) (Zip Code)

(212) 962-4400

Registrant's telephone number, including area code

____________________________________

 (Former name or former address, if changed since last report)

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events

On December 22, 2015, the Company entered into an agreement with Henry Pinskier, the Company's Interim Chief Executive Officer for consideration of 2,000,000 shares of the Company's common stock.   The agreement has zero cash consideration and covers the time Mr. Pinskier began serving as Interim Chief Executive Officer through the end of the Company's current fiscal year, June 30, 2016. Mr. Pinskier is also chairman of the Company's board of directors.  The Services Agreement is attached hereto in its entirety as Exhibit 10.1.

On December 22, 2015, the Company entered into a one-year agreement with Theodore A. Greenberg, the Company's Chief Financial Officer for which part of the consideration was 500,000 shares of the Company's common stock.  Cash consideration under the agreement is $5,000 per month but may be adjusted after six months based upon the Company's performance and financial position.  Mr. Greenberg is also a member of the Company's board of directors. The Employment Agreement is attached hereto in its entirety as Exhibit 10.2.

On December 22, 2015, the Company entered into a one-year agreement with 21st Century Digital Media, Inc., whose President, Gregory H. Laborde, is a Director of 30DC, for business development services for which part of the consideration was 300,000 shares of the Company's common stock.   Cash consideration under the agreement is $3,000 per month and the agreement includes incentive compensation of up to 1,700,000 shares of the Company's stock which can be earned by achieving certain milestones during the term of the agreement. The Consulting Services Agreement is attached hereto in its entirety as Exhibit 10.3.

SECTION 9  - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description
10.1	Services Agreement - Henry Pinskier
10.2	Employment Agreement - Theodore A. Greenberg
10.3	Consulting Services Agreement - 21st Century Digital Media, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

30DC, INC.

By: /s/ Theodore A. Greenberg

Theodore A. Greenberg,

Chief Financial Officer

Date: December 23, 2015